                                                                                        EXHIBIT 23.1

                                                        CONSENTS

        We hereby consent to the references made to us, and to the use of our names, in this Registration
Statement including the prospectus filed as a part hereof.

                                                                                /s/ Stephen E. Pickett
                                                                                ----------------------------
                                                                                    Stephen E. Pickett

                                                                                /s/ Kenneth S. Stewart
                                                                                ----------------------------
                                                                                    Kenneth S. Stewart

December 13, 2004